UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 21, 2007

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

USEC Inc. ("USEC" or the "Company") and United States Enrichment Corporation, a direct subsidiary of the Company, entered into an amendment (the "Amendment"), dated as of September 21, 2007, to the Amended and Restated Revolving Credit Agreement, dated as of August 18, 2005, by and among the Company, United States Enrichment Corporation, the lenders parties thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the other financial institutions named therein as "agents," (the "Credit Agreement"). The Amendment specifically permits the issuance of the senior convertible notes (the "Convertible Notes") expected to be issued by the Company pursuant to an indenture to be entered into between the Company and Wells Fargo Bank, N.A., as trustee, and any conversion of the Convertible Notes into the Company’s common stock. The Amendment also facilitates the payment of cash in respect of any fractional shares remaining after any conversion of the Convertible Notes. In addition, to the extent not already contemplated by the Credit Agreement, the Amendment provides that the occurrence of a fundamental change under the indenture will result in an event of default under the Credit Agreement, subject to the expiration of any applicable grace or cure periods set forth in the indenture. The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the amendment, which is filed as Exhibit 10.1 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2007, the Company amended its certificate of incorporation by filing with the Department of State of the State of Delaware a Certificate of Increase (the "Certificate of Increase") to the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock relating to the Company’s authorized class of Series A Junior Participating Preferred Stock (the "Series A Shares"). The Certificate of Increase, which was authorized by the Company’s Board of Directors pursuant to Article Fourth of the Company’s certificate of incorporation and Section 151(g) of the Delaware General Corporation Law, increased the number of authorized Series A Shares from 100,000 shares to 200,000 shares. The increase in the number of authorized Series A Shares was necessary in order to ensure that, in the event such Series A Shares were ever issued in connection with the common stock rights under the Company’s Rights Agreement adopted on April 24, 2001, that a sufficient number of Series A Shares would be available for satisfaction upon issuance of such rights. The Certificate of Increase was effective as of September 21, 2007. A copy of the Certificate of Increase is filed as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number--Description

3.1--Certificate of Increase to the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock.

10.1--Third Amendment dated September 21, 2007 to the Amended and Restated Revolving Credit Agreement, dated as of August 18, 2005, among USEC Inc., United States Enrichment Corporation, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the other financial institutions named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

September 25, 2007	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Increase to the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock.
10.1	Third Amendment dated September 21, 2007 to the Amended and Restated Revolving Credit Agreement, dated as of August 18, 2005, among USEC Inc., United States Enrichment Corporation, the lenders named therein, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the other financial institutions named therein.